Exhibit 10.2

Notice of Grant of Stock Options and Option Agreement (Standard)	Harley-Davidson, Inc. ID: 39-1805420 3700 West Juneau Avenue Milwaukee, WI 53208

«FirstName» «LastName» «Address1» «City,» «State» «Zip» «Country»	Option Number: Plan: 2009 Incentive Stock Plan ID:

Effective <insert date> (the “Grant Date”), you have been granted a(n) Non-Qualified Stock Option to buy <insert number of shares> shares of Harley-Davidson, Inc. (the “Company”) stock at «price» per share.

The total option price of the shares granted is «$ amount».

Shares in each period will become fully vested on the date shown:

Shares	Vest Type	Full Vest	Expiration

«shares»
«shares»
«shares»

These options are granted under and governed by the terms and conditions of the Company’s 2009 Incentive Stock Plan and this Option Agreement.

If you cease to be employed by the Company and its Affiliates for reasons other than Cause (as defined in the Plan) on or after age fifty-five (55): (a) if such cessation of employment occurred after the first anniversary of the Grant Date, then, effective immediately prior to the time of cessation of employment, options to purchase shares that were not previously exercisable will become fully exercisable and (b) without limiting your rights under Section 7(g) of the Plan, the Option shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of: the Option’s expiration date; the first anniversary of the date of your death; or the third anniversary of the date of such cessation of employment.

You may return this Option Agreement to the Company (in care of the Vice President and Treasurer) within thirty (30) days after the Grant Date, and by doing so you will forfeit any rights under this Option Agreement. If you choose to retain this Option Agreement beyond that date, then you accept the terms of these options and agree and consent to all amendments to the Plan and the Company’s 1995 Stock Option Plan and 2004 Incentive Stock Plan through the Grant Date as they apply to these options and any prior awards to you under such plans.

Vice President and Treasurer
Date:
Time: